                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K/A



                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)     April 14, 1999
                                                -----------------------

                           EAGLE-PICHER HOLDINGS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          DELAWARE                   333-49957-01                13-3989553
------------------------------     ----------------       ----------------------
 (State or other jurisdiction        (Commission               (IRS Employer
of incorporation)                    File Number)           Identification No.)


         250 East Fifth Street, Suite 500, Cincinnati, Ohio    45202
--------------------------------------------------------------------------------
         (Address of principal executive offices)             Zip Code


Registrant's telephone number, including area code    513-721-7010
                                                  ------------------------------


                                (Not Applicable)
--------------------------------------------------------------------------------
          (Former Name Or Former Address, If Changed Since Last Report)

                         TABLE OF ADDITIONAL REGISTRANTS


                                      Jurisdiction of                                 IRS Employer
                                      Incorporation or     Commission File          Identification
         Name                           Organization           Number                   Number
         ----                           ------------           ------                   ------
Eagle-Picher Industries, Inc.             Ohio              333-49957                  31-0268670
Daisy Parts, Inc.                         Michigan          333-49957-02               38-1406772
Eagle-Picher Development Co., Inc.        Delaware          333-49957-03               31-1215706
Eagle-Picher Far East, Inc.               Delaware          333-49957-04               31-1235685
Eagle-Picher Fluid Systems, Inc.          Michigan          333-49957-05               31-1452637
Eagle-Picher Minerals, Inc.               Nevada            333-49957-06               31-1188662
Eagle-Picher Technologies, LLC            Delaware          333-49957-09               31-1587660
Hillsdale Tool & Manufacturing Co.        Michigan          333-49957-07               38-0946293
Michigan Automotive Research Corp.        Michigan          333-49957-08               38-2185909

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On April 14, 1999, Hillsdale Tool & Manufacturing Co. ("Hillsdale"), an indirectly wholly-owned subsidiary of Eagle-Picher Holdings, Inc. (the "Company"), acquired all of the outstanding capital stock of Charterhouse Automotive Group, Inc., a Delaware corporation ("Charterhouse"), the indirect parent corporation of Carpenter Enterprises Limited, a Michigan corporation ("Carpenter"). The acquisition was made pursuant to a Stock Purchase Agreement dated April 8, 1999, which was held in escrow until April 14, 1999, and is effective as of March 1, 1999 for accounting purposes. The total consideration paid for Charterhouse was approximately $72.0 million, consisting of $37.9 million for the stock of Charterhouse, a $3.1 million payment to the former president of Carpenter under a phantom stock plan which was triggered by the transaction, and $31.0 million of existing indebtedness of Carpenter.


         Carpenter is a supplier of precision machined components to the automotive industry. Charterhouse was a holding company whose only asset was the stock of Charterhouse-Carpenter Holdings, Inc., a Delaware corporation ("Carpenter Holdings"), another holding company whose only asset was the stock of Carpenter. Immediately following the acquisition, Carpenter Holdings was dissolved and Charterhouse was merged into Carpenter.


         A copy of the press release announcing the completion of this transaction is attached hereto as Exhibit 99.1 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


The Company acquired the capital stock of Charterhouse, however Carpenter is the only operating entity. Therefore, the results of operations and cash flows of Carpenter approximate those of Charterhouse and their financial statements are substantially similar. In addition, the financial statements of Carpenter represent the business acquired on a proforma basis. Therefore, the financial information presented herein is that of Carpenter.


(a) Financial Statements of Businesses Acquired


    Number               Description
    ------               -----------
     F-1 Condensed Statements of Income for the six months ended December 31, 1998 and 1997.

     F-2 Condensed Statements of Cash Flow for the six months ended December 31, 1998 and 1997

     F-3             Condensed Balance Sheet as of December 31, 1998

     F-4             Report of Independent Auditors

     F-5             Balance Sheet as of June 30, 1998

     F-7 Statement of Operations and Retained Earnings for the year ended June 30, 1998

     F-8             Statement of Cash Flows for the year ended June 30, 1998

     F-9             Notes to Financial Statements


(b) Pro Forma Financial Information


    Number               Description
    ------               -----------
     P-1             Pro Forma Condensed Combined Financial Statements-Summary
     P-2             Pro Forma Condensed Combined Balance Sheet as of
                        February 28, 1999
     P-3             Notes to Pro Forma Condensed Combined Balance Sheet
     P-4             Pro Forma Condensed Combining Statement of Income (Loss)
                        for the Nine Months Ended November 30, 1998
     P-5             Pro Forma Condensed  Combining Statement of Income (Loss)
                        for the three Months Ended February 28, 1998
     P-6             Notes to Pro Forma Condensed Combining Statements of Income
                        (Loss)


(c) Exhibits:

    2.1   -    Stock Purchase Agreement dated April 8, 1999 between  Hillsdale
               Tool & Manufacturing Co., Charterhouse Automotive Group, Inc.
               and the shareholders of Charterhouse Automotive Group, Inc.


    23.1  -    Consent of Ernst & Young LLP


    99.1  -    Press release dated April 14, 1999 announcing the completion of the acquisition.

                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                       EAGLE-PICHER HOLDINGS, INC.





                                        /s/ Carroll D. Curless
                                       -----------------------------------
                                       Carroll D. Curless
                                       Vice President and Controller



DATE   May 27, 1999
    --------------------

                                   SIGNATURES
                                   ----------





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.









                                       EAGLE-PICHER INDUSTRIES, INC.





                                        /s/ Carroll D. Curless
                                       ------------------------------------
                                       Carroll D. Curless
                                       Vice President and Controller





DATE  May 27, 1999
    -------------------------

                                   SIGNATURES
                                   ----------




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.









                                       DAISY PARTS, INC.





                                        /s/ Gary M. Freytag
                                       ----------------------------------
                                       Gary M. Freytag
                                       Vice President and Treasurer





DATE   May 27, 1999
    ---------------------

                                   SIGNATURES
                                   ----------




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                                       EAGLE-PICHER DEVELOPMENT COMPANY, INC.





                                        /s/ Gary M. Freytag
                                       --------------------------------
                                       Gary M. Freytag
                                       Vice President and Treasurer





DATE   May 27, 1999
    ------------------------

                                   SIGNATURES
                                   ----------




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








                                       EAGLE-PICHER FAR EAST, INC.








                                        /s/ Gary M. Freytag
                                       --------------------------------
                                       Gary M. Freytag
                                       Vice President and Treasurer





DATE   May 27, 1999
    ----------------------

                                   SIGNATURES
                                   ----------





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.












                                       EAGLE-PICHER FLUID SYSTEMS, INC.





                                        /s/ Gary M. Freytag
                                       ------------------------------
                                       Gary M. Freytag
                                       Treasurer





DATE   May 27, 1999
    ---------------------------

                                   SIGNATURES
                                   ----------




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.












                                       EAGLE-PICHER MINERALS, INC.





                                        /s/ Gary M. Freytag
                                       --------------------------------
                                       Gary M. Freytag
                                       Vice President and Treasurer





DATE   May 27, 1999
    ----------------------

                                   SIGNATURES
                                   ----------






Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.












                                       EAGLE-PICHER TECHNOLOGIES, LLC






                                        /s/ William E. Long
                                       --------------------------------
                                       William E. Long
                                       President





DATE   May 27, 1999
    ------------------------

                                   SIGNATURES
                                   ----------





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.












                                       HILLSDALE TOOL & MANUFACTURING CO.





                                        /s/ Gary M. Freytag
                                       ----------------------------
                                       Gary M. Freytag
                                       Treasurer






DATE   May 27, 1999
    -------------------------

                                   SIGNATURES
                                   ----------





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.












                                       MICHIGAN AUTOMOTIVE RESEARCH CORPORATION





                                        /s/ Gary M. Freytag
                                       -----------------------------
                                       Gary M. Freytag
                                       Vice President


DATE   May 27, 1999
    --------------------------

                                  EXHIBIT INDEX
                                  -------------





     Exhibit No.           Description
     -----------           -----------

         2.1 Stock Purchase Agreement dated April 8, 1999 between Hillsdale Tool & Manufacturing Co., Charterhouse Automotive Group, Inc. and the shareholders of Charterhouse Automotive Group, Inc.+


        23.1      Consent of Ernst & Young LLP*


        99.1 Press release dated April 14, 1999 announcing the completion of the acquisition.+

        *Filed herewith.

        +Previously filed.

                           CARPENTER ENTERPRISES, LTD.
                         CONDENSED STATEMENTS OF INCOME
                          SIX MONTHS ENDED DECEMBER 31
                                   (UNAUDITED)


                                                     SIX MONTHS ENDED DECEMBER 31,
                                                     -----------------------------
                                                        1998              1997
                                                        ----              ----
                                                      (in thousands of dollars)

NET SALES                                            $ 63,510          $ 43,374
                                                     --------          --------

OPERATING COSTS AND EXPENSES
Cost of goods sold                                     54,458            36,989
Selling and administrative                                905               671
Depreciation                                            2,861             2,395
Amortization of intangibles                                21                21
Loss on disposal of assets                                 10                --
                                                     --------          --------
                                                       58,255            40,076
                                                     --------          --------

OPERATING INCOME                                        5,255             3,298

Interest expense                                       (1,235)           (1,453)
Other income (expense)                                    293               354
                                                     --------          --------

INCOME BEFORE TAXES                                     4,313             2,199

INCOME TAXES                                            1,549               850
                                                     --------          --------

NET INCOME                                           $  2,764          $  1,349
                                                     ========          ========


                           CARPENTER ENTERPRISES, LTD.
                       CONDENSED STATEMENTS OF CASH FLOWS
                          SIX MONTHS ENDED DECEMBER 31
                                   (UNAUDITED)




                                                                                     SIX MONTHS ENDED DECEMBER 31,
                                                                                ----------------------------------------
                                                                                       1998                        1997
                                                                                      -------                     ------
                                                                                          (in thousands of dollars)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                      $       2,764                $     1,349
Adjustments to reconcile net income to
     net cash provided by operating activities:
        Depreciation and amortization                                                   2,928                      2,461
        Loss on sale of equipment                                                          10                        -
        Changes in assets and liabilities                                              (2,854)                    (2,119)
                                                                                       -------                    -------
        Net cash provided by operating activities                                       2,848                      1,691
                                                                                       -------                    -------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                                                   (4,409)                    (3,239)
Other                                                                                      10                        -
                                                                                       -------                    -------
        Net cash used in investing activities                                          (4,399)                    (3,239)
                                                                                       -------                    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under revolving credit demand
     note agreement                                                                    10,947                     (1,006)
Issuance of new long-term debt                                                            -                        3,196
Reduction of long-term debt                                                            (6,385)                    (2,575)
                                                                                       -------                    -------
        Net cash provided by (used in) financing activities                             4,562                       (385)
                                                                                       -------                    -------
Increase (decrease) in cash and cash equivalents                                        3,011                     (1,933)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                              1                      1,948
                                                                                       -------                    -------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                         $      3,012                $        15
                                                                                       =======                    =======


                          CARPENTER ENTERPRISES, LTD.
                            CONDENSED BALANCE SHEET
                               DECEMBER 31, 1998
                                  (UNAUDITED)

                                                                     (in thousands
ASSETS                                                                 of dollars)

CURRENT ASSETS
Cash and cash equivalents                                              $  3,012
Receivables, net                                                         12,076
Inventories                                                               5,293
Prepaid expenses                                                          5,486
Deferred income taxes                                                        81
                                                                       --------

     Total Current Assets                                                25,948

PROPERTY, PLANT AND EQUIPMENT, NET                                       37,769

GOODWILL, NET                                                             1,201

OTHER ASSETS                                                              2,029
                                                                       --------

     TOTAL ASSETS                                                      $ 66,947
                                                                       ========

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
Accounts payable                                                       $  9,333
Long-term debt - current portion                                         18,553
Income taxes                                                               (317)
Other current liabilities                                                 1,054
                                                                       --------

     Total Current Liabilities                                           28,623

LONG-TERM DEBT, LESS CURRENT PORTION                                     16,293

DEFERRED INCOME TAXES                                                     2,782

OTHER LIABILITIES                                                            74
                                                                       --------

     Total Liabilities                                                   47,772
                                                                       --------

SHAREHOLDER'S EQUITY                                                     19,175
                                                                       --------

     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                        $ 66,947
                                                                       ========



                         Report of Independent Auditors



Board of Directors
Carpenter Enterprises, Limited


We have audited the accompanying balance sheet of Carpenter Enterprises, Limited as of June 30, 1998, and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes an assessment of the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carpenter Enterprises, Limited at June 30, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                              /s/ Ernst & Young LLP

Detroit, Michigan
August 14, 1998

                         Carpenter Enterprises, Limited

                                  Balance Sheet

                                  June 30, 1998



ASSETS
Current assets:
   Cash                                                              $     1,245
   Accounts receivable:
     Trade                                                             9,186,727
     Tooling                                                           5,109,385
     Other                                                               120,033
                                                                     -----------
                                                                      14,416,145
   Inventories                                                         3,350,902
   Customer tooling in progress                                          123,794
   Prepaid expenses and other assets                                     327,037
   Deferred federal income taxes                                          81,000
                                                                     -----------
Total current assets                                                  18,300,123

Property, plant and equipment:
   Land and land improvements                                            859,263
   Buildings and building improvements                                 7,260,096
   Machinery, equipment and vehicles                                  44,324,057
   Furniture and fixtures                                                426,592
   Construction in process                                             5,552,755
                                                                     -----------
                                                                      58,422,763
   Less accumulated depreciation                                      22,181,828
                                                                     -----------
                                                                      36,240,935

Deferred financing costs, net of accumulated
   amortization of $179,476                                              305,431
Long-term tooling receivable                                           3,486,475
Goodwill, net of accumulated amortization of $469,536                  1,221,563

                                                                     ===========
Total assets                                                         $59,554,527
                                                                     ===========




LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt                                 $ 6,595,465
   Current portion of obligation under capital leases                    619,912
   Revolving credit demand note                                          335,055
   Accounts payable                                                    8,296,933
   Accrued liabilities:
     Wages and vacations                                                 537,364
     Employee benefits                                                   466,874
     Property, payroll and other taxes                                   450,487
     Interest                                                            136,985
     Income taxes payable to parent company                              124,497
                                                                     -----------
                                                                       1,716,207
                                                                     -----------
Total current liabilities                                             17,563,572

Long-term liabilities:
   Deferred federal income taxes                                       2,782,000
   Other                                                                  66,546
   Long-term debt, less current portion                               22,571,309
   Capital lease obligations, less current portion                       160,458
                                                                     -----------
                                                                      25,580,313


Stockholders' equity:
   Common stock $.001 par value 10,000 shares
     authorized, 945 issued and outstanding                                    1
   Paid-in capital                                                     2,688,774
   Retained earnings                                                  13,721,867
                                                                     -----------
Total stockholders' equity                                            16,410,642
                                                                     -----------
Total liabilities and stockholders' equity                           $59,554,527
                                                                     ===========

See accompanying notes

                         Carpenter Enterprises, Limited

                  Statement of Operations and Retained Earnings

                            Year ended June 30, 1998


Net sales                                                          $ 99,771,881

Cost and expenses:
   Cost of products sold                                             88,628,194
   Selling, general and administrative expenses                       2,244,264
                                                                   ------------
                                                                      8,899,423

Other income (expense):
   Interest income                                                      923,342
   Interest expense                                                  (3,053,491)
   Loss on disposal of equipment                                       (676,958)
   Other                                                                 53,953
                                                                   ------------
Income before income taxes                                            6,146,269

Income taxes                                                          2,099,700
                                                                   ------------
Net income                                                            4,046,569
Retained earnings beginning of year                                   9,675,298
                                                                   ------------
Retained earnings end of year                                      $ 13,721,867
                                                                   ============


See accompanying notes

                         Carpenter Enterprises, Limited

                             Statement of Cash Flows

                            Year ended June 30, 1998



OPERATING ACTIVITIES
Net income                                                         $  4,046,569
Adjustments to reconcile net income to net cash
   from operating activities:
     Depreciation and amortization                                    5,427,208
     Loss on disposal of equipment                                      676,958
     Deferred income taxes                                              153,000
     Changes in operating assets and liabilities:
       Accounts receivable                                           (8,519,741)
       Inventories                                                     (418,774)
       Prepaid expenses and other assets                               (249,782)
       Customer tooling in progress                                  12,672,946
       Long-term tooling receivable                                  (3,486,475)
       Income taxes payable/receivable                                  396,700
       Accounts payable                                                 571,134
       Accrued liabilities                                              754,471
       Other                                                             66,546
                                                                   ------------
Net cash provided by operating activities                            12,090,760

INVESTING ACTIVITIES
Proceeds from sale of equipment                                         550,000
Expenditures for property, plant and equipment                       (5,216,515)
                                                                   ------------
Net cash used in investing activities                                (4,666,515)

FINANCING ACTIVITIES
Net payments under revolving credit demand note                      (5,414,945)
Principal payments of obligations under capital leases                 (586,274)
Proceeds from borrowings under long-term debt                         3,195,546
Payments on long-term debt                                           (6,565,522)
                                                                   ------------
Net cash used in financing activities                                (9,371,195)
                                                                   ------------
Net decrease in cash                                                 (1,946,950)
Cash at beginning of year                                             1,948,195
                                                                   ============
Cash at end of year                                                $      1,245
                                                                   ============



See accompanying notes

                         Carpenter Enterprises, Limited

                          Notes to Financial Statements

                                  June 30, 1998

1. SIGNIFICANT ACCOUNTING POLICIES

OWNERSHIP

Carpenter Enterprises, Limited (the "Company") is a 95 percent owned subsidiary of Carpenter Holdings, Inc. ("Holdings"), which is a wholly owned subsidiary of Charterhouse Automotive Group, Inc. ("CAGI").

DESCRIPTION OF BUSINESS

The Company is a supplier of machined castings and assemblies serving the North American automotive equipment market's power train, steering and suspension systems.

INVENTORIES

Inventories are stated at the lower of cost, determined using the first-in, first-out method, or market.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Depreciation is computed on the straight-line method based upon the estimated useful lives of the respective assets. Depreciation expense was $5,293,870 for the year ended June 30, 1998.

GOODWILL

Goodwill represents the excess purchase price over the fair value of identifiable net assets acquired and is amortized using the straight-line method over 40 years.

DEFERRED FINANCING COSTS

Costs incurred in connection with obtaining financing are amortized using the straight-line method over the term of the related financing.

                         Carpenter Enterprises, Limited

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECOVERABLE TOOLING COSTS

Tooling costs associated with significant model changes which are not recovered from the customer upon completion are recorded as tooling receivable. These receivables are recovered through increased part prices on units shipped on the related automotive part program. Upon full recovery of the tooling receivable, the part price is decreased to reflect normal operational pricing levels.

The estimated amount to be recovered within the subsequent twelve months from the balance sheet date, based upon projected shipping volumes, is classified as current tooling receivables in the balance sheet, with the balance classified as long-term.

INCOME TAXES

The operations of the Company are included in the consolidated federal income tax return of Charterhouse Automotive Group, Inc. On a separate return basis, the Company provides for federal income taxes currently payable and deferred in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Deferred taxes result from depreciation and other less significant temporary differences between taxable income and income for financial reporting purposes.

MANAGEMENT ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                         Carpenter Enterprises, Limited

2. INVENTORIES

Inventories consist of the following at June 30, 1998:

                                                 1998
                                             ----------

Raw materials                                $1,836,563
Work in process                                 119,815
Finished goods                                1,394,524
                                             ==========
Total                                        $3,350,902
                                             ==========

3. LONG-TERM DEBT

Long-term debt consists of the following at June 30, 1998:

                                                                 1998
                                                             -----------
Term loans                                                   $13,366,774
Subordinated debt, affiliate                                   2,000,000
Revenue bonds                                                 13,800,000
                                                             -----------
Total debt                                                    29,166,774
Less current portion                                           6,595,465
                                                             ===========
Long-term portion                                            $22,571,309
                                                             ===========

The Company has a financing agreement (the "Agreement") with a lending institution to borrow $19,400,000 as follows:

     - $9,000,000 under a revolving credit demand note at 0.75% above prime rate (8.75% at June 30, 1998).

     - $3,200,000 under term loans at 9.8% with monthly principal and interest payments of $33,998 and the remaining balances due July 27, 2000.

     - $7,200,000 under term loans at 9.55% with monthly principal and interest payments of $151,350 and the remaining balances due July 27, 2000.

The Company may prepay the borrowings at anytime.

Substantially all of the Company's assets are pledged as collateral for repayment of borrowings under the Agreement. The Agreement contains various restrictive covenants, including maintenance of stipulated levels of working capital, tangible net worth and total debt, and also limits the payment of dividends. At June 30, 1998 no retained earnings are available for the payment of dividends.

                         Carpenter Enterprises, Limited

3. LONG-TERM DEBT


Effective September 13, 1996, the Company entered into a master demand note with a lending institution whereby the Company may borrow up to $9,000,000. The loan is due on the earlier of demand or October 31, 1997 and bears an interest rate of 1.25 percent above prime. Effective October 31, 1997, the Company entered into an agreement which converted the master demand note to a $9,000,000 term loan at 8.75 percent with monthly principal and interest payments of $307,843 and the remaining balance due June 30, 2000.

Subordinated debt consists of borrowings under a loan agreement with a stockholder of CAGI with interest payable quarterly at 14.4%. The debt is subordinated to the Agreement and contains similar covenants. The subordinated debt requires a final principal payment of $2,000,000 on July 31, 1999. This final payment was made on July 31, 1998 at no penalty to the Company.
Interest paid to the stockholder of CAGI was $523,000 for the year ended June 30, 1998.

The Company has $13,800,000 of Federally Taxable Variable Rate Demand Limited Obligation Revenue Bonds. The revenue bonds bear a variable interest rate based on weekly market conditions (5.65% at June 30, 1998) and have mandatory annual redemptions of $1,700,000 from October 1998 to 2003 and $1,800,000 for 2004 and 2005. These revenue bonds are collateralized by a letter of credit with a financial institution which bears a fee of 1.5% annually.

Annual maturities of long-term debt are as follows:

         Year ending June 30
         -------------------

              1999                                    $ 6,595,465
              2000                                      9,108,569
              2001                                      4,762,740
              2002                                      1,700,000
              2003                                      1,700,000
              Thereafter                                5,300,000
                                                      -----------
              Total long-term debt                    $29,166,774
                                                      ===========


                         Carpenter Enterprises, Limited

4. PENSION AND PROFIT-SHARING PLAN

The Company maintains a 401(k) plan for all employees. The Company matches a portion of the employee contributions in addition to discretionary contributions. Company contributions are fully vested after five years of service. Company contributions are determined semiannually and amounted to $289,000 for the year ended June 30, 1998.

The Company also has a discretionary profit-sharing plan covering all employees. Company contributions are determined and distributed quarterly and amounted to $1,130,000 for the year ended June 30, 1998.

5. INTEREST COSTS

Interest costs consisted of the following:


                                                            YEAR ENDED
                                                              JUNE 30,
                                                               1998
                                                            ----------

Total interest costs incurred                               $3,611,629
Less amount capitalized:
   Tooling                                                     440,474
   Fixed assets                                                117,664
                                                            ----------
Interest expense                                            $3,053,491
                                                            ==========

Interest paid                                               $3,537,209
                                                            ==========



6. INCOME TAXES

At June 30, 1997, the Company had an alternative minimum tax credit carryforward of approximately $454,000 which had been recorded as a reduction of deferred income tax liabilities. This carryforward will be utilized on the June 30, 1998 corporate income tax return.

Income taxes paid to, or on behalf of, CAGI and affiliates aggregated $1,550,000 for the year ended June 30, 1998.

                         Carpenter Enterprises, Limited

6. INCOME TAXES (CONTINUED)

The provision for federal income taxes is summarized as follows:

                                                           YEAR ENDED
                                                            JUNE 30,
                                                              1998
                                                           -----------

      Currently payable                                    $1,946,700
      Deferred expense                                        153,000
                                                           ----------
                                                           $2,099,700
                                                           ==========


The provision for federal income taxes differs from that computed at the statutory corporate as follows:

                                                            YEAR ENDED
                                                             JUNE 30,
                                                               1998
                                                           -----------

      Tax expense at statutory rate of 34%                 $ 2,089,700
      Goodwill amortization                                     14,300
      Other (credit)                                            (4,300)
                                                           ===========
      Total                                                $ 2,099,700
                                                           ===========


                         Carpenter Enterprises, Limited

6. INCOME TAXES (CONTINUED)

Deferred federal income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred federal income tax assets and liabilities are as follows:


                                                                                 JUNE 30,
                                                                                   1998
                                                                                ----------
         Deferred federal income tax assets:
             Vacation pay                                                       $   89,300
             Capitalized leases                                                     36,000
                                                                                ----------
         Total deferred federal income tax assets                                  125,300

         Deferred federal income tax liabilities:
             Depreciation                                                        1,536,500
             Purchase accounting adjustments                                       821,000
             Interest capitalized                                                  460,500
             Prepaid insurance                                                       8,300
                                                                                ----------
         Total deferred federal income tax liabilities                           2,826,300
                                                                                ----------
         Net deferred federal income tax liability                              $2,701,000
                                                                                ==========

7. COMMITMENTS

The Company has agreements with certain employee stockholders which, under certain events of termination, would allow those stockholders the right to put their shares to the Company and require the Company to purchase them at a price equal to book value per share at the time of the put. The agreements and the Company's commitment will terminate upon certain conditions, including the effective date of an initial public offering by the Company. At June 30, 1998, the value of the 45 shares subject to this agreement aggregated $781,384.


The Company has a Phantom Stock Plan with an officer under which, in the event of sale of the Company, the officer is to receive a payment equal to 10% of the sales price in excess of the book value of the Company on July 31, 1993, as defined.

                         Carpenter Enterprises, Limited

8. CONCENTRATION OF CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS

At June 30, 1998 substantially all trade accounts receivable are from major domestic automotive manufacturers. The Company generally does not require collateral from its customers. Credit losses from automobile manufacturers have been within management's expectations.

The carrying amount reported in the balance sheet for cash approximates its fair value. The fair values of the Company's long-term debt, which approximates the carrying value at June 30, 1998, are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

9. LEASES

During October 1994, the Company entered into a sale-lease back transaction for machinery and equipment. The sale-lease back has been accounted for as a capital lease that extends through October 1999. The Company also leases certain buildings, machinery and equipment under non-cancelable leases that expire at various times through 2000.

Machinery and equipment includes the following amounts for leases that have been capitalized:

                                                           YEAR ENDED
                                                            JUNE 30,
                                                             1998
                                                          ----------
         Machinery and equipment                          $3,528,945
         Less accumulated amortization                     2,532,319
                                                          ----------
                                                          $  996,626
                                                          ==========

Amortization of leased assets included in depreciation expense amounted to $725,434 for the year ended June 30, 1998.

                         Carpenter Enterprises, Limited

Future minimum payments under capital leases and non-cancelable operating leases with initial terms of one year or more consisted of the following:


                                                           CAPITAL     OPERATING
  YEARS ENDING JUNE 30                                     LEASES       LEASES
                                                          ----------------------

1999                                                      $647,822      $191,894
2000                                                       161,956        63,283
2001                                                            --        21,837
Thereafter                                                      --         9,804
                                                          --------      --------
Total minimum lease payments                               809,778      $286,818
                                                                        ========
Amounts representing interest                               29,408
                                                          --------
Present value of net minimum lease payments
  (including current portion of $619,912)                 $780,370
                                                          ========

Rent expense aggregated $240,148 for the year ended June 30, 1998.

10. YEAR 2000 COMPLIANCE (UNAUDITED)

The Company is in the process of implementing appropriate action to ensure that its computer information systems will be able to interpret the calendar year term "2000". Systems that process transactions based on storing two digits for the year rather than the full four digits may encounter significant process inaccuracies and even inoperability in attempting to process year 2000 transactions. The Company does not expect the costs of software to replace existing year 2000 non-compliant systems to have a material effect on its financial position or results of operations. Management presently believes that, with planned modifications to existing software and conversion to new software, year 2000 compliance will not pose significant operational problems. However, if such modifications and conversions are not completed on a timely basis, or if the Company's suppliers have significant unresolved systems problems, there is a risk that year 2000 compliance could have a material impact on the operations of the Company.

11. SUBSEQUENT EVENT (UNAUDITED)

On April 8, 1999, CAGI and its shareholders and Hillsdale Tool & Manufacturing Co. (Hillsdale), a wholly-owned subsidiary of Eagle-Picher Holdings, Inc. entered into a "Stock Purchase Agreement" whereby Hillsdale would acquire all of the outstanding capital stock of CAGI.

                         Carpenter Enterprises, Limited

11. SUBSEQUENT EVENT (UNAUDITED) (CONTINUED)

The total consideration paid for CAGI was approximately $72.0 million, consisting of $37.9 million for the stock of CAGI, a $3.1 million payment to the former president of the Company under a Phantom Stock Plan which was triggered by the transaction, and $31.0 million of existing indebtedness of the Company.

                           EAGLE-PICHER HOLDINGS, INC.
           Pro Forma Condensed Combined Financial Statements - Summary


         Eagle-Picher Holdings, Inc. ("the Company") consummated its agreement to purchase the capital stock of Charterhouse on April 14, 1999 ("the Acquisition"). The total consideration paid was approximately $72.0 million, consisting of $37.9 million for the stock of Charterhouse, a $3.1 million payment to the former president of Carpenter under a phantom stock plan and $31.0 million of existing indebtedness of Carpenter. Approximately $18.6 million of Carpenter's existing debt was repaid in conjunction with the Acquisition.

         The following unaudited pro forma condensed combined balance sheet as of February 28, 1999 was prepared assuming the sale was consumated as of the balance sheet date. At this date, Carpenter's indebtedness totaled $34.6 million. The Company's condensed consolidated balance sheet as of February 28, 1999 has been previously reported on Form 10-Q.

         The unaudited pro forma condensed combining statements of income have been prepared as if the acquisition of Carpenter occurred as of December 1, 1997 using the actual amounts of Carpenter debt repaid and corresponding amounts borrowed on the Company's revolving credit facility. Prior to the Acquisition, the Company had a previous revolving credit facility with different terms. The Company also had cash balances in excess of what are considered normal operating levels. It was assumed for these purposes that the acquisition of Carpenter was financed by cash and through the previous revolving credit facility.

         Eagle-Picher Industries, Inc. was acquired February 24, 1998 by Granaria Industries B.V. (the "Granaria Acquisition"). The Company was formed primarily as an acquisition vehicle and its only operating subsidiary is Eagle-Picher Industries, Inc. As a result of the Granaria Acquisition, the Company's results for the year ended November 30, 1998 were reported in Consolidated Statements of Income (Loss) for the nine months ended November 30, 1998 and the three months ended February 28, 1998 because the financial statements for these periods were not prepared on a comparable basis due to the implementation of purchase accounting. The pro forma statements of income (loss) are presented in a similar manner herein.

         The pro forma condensed combined financial statements referred to above do not purport to represent what the Company's financial position or results of operations actually would have been if the Acquisition, in fact, occurred on the dates referred to above or to project the Company's results of operations for any period. These pro forma condensed combined financial statements and the accompanying notes should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended November 30, 1998.

                          EAGLE-PICHER HOLDINGS, INC.
             Unaudited Pro Forma Condensed Combined Balance Sheets
                            as of February 28, 1999

                                                            CARPENTER                PRO FORMA
                                                           ENTERPRISES   PRO FORMA    COMBINED
ASSETS                                            REPORTED     LTD.     ADJUSTMENTS   COMPANY
------                                            --------     ----     -----------   -------
                                                           (in thousands of dollars)
CURRENT ASSETS
Cash and cash equivalents                         $ 10,325   $      1    $      -    $ 10,326
Receivables, net                                   127,312     18,495           -     145,807
Inventories                                         94,405      4,983           -      99,388
Prepaid expenses                                    10,927      5,706           -      16,633
Deferred income taxes                               10,851         81       1,346 b    12,278
                                                  --------   --------    --------    --------

     Total Current Assets                          253,820     29,266       1,346     284,432

PROPERTY, PLANT AND EQUIPMENT, NET                 246,688     37,368       6,500 b   290,556

EXCESS OF ACQUIRED NET ASSETS OVER COST, NET       224,889      1,193      17,585 b   243,667

OTHER ASSETS                                        73,483      1,161        (267)b    74,377
                                                  --------   --------    --------    --------

     TOTAL ASSETS                                 $798,880   $ 68,988    $ 25,164    $893,032
                                                  --------   --------    --------    --------

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
Accounts payable                                  $ 47,905   $ 10,982    $      -    $ 58,887
Long-term debt - current portion                    19,246     19,277     (17,206)a    21,317
Income taxes                                         2,365       (182)          -       2,183
Other current liabilities                           72,713      1,204         950 a,b  74,867
                                                  --------   --------    --------    --------

     Total Current Liabilities                     142,229     31,281     (16,256)    157,254

LONG-TERM DEBT, LESS CURRENT PORTION               457,808     15,397      58,587 a   531,792

DEFERRED INCOME TAXES                                7,743      2,782       2,275 b    12,800

OTHER LIABILITIES                                   25,210         86           -      25,296
                                                  --------   --------    --------    --------

     Total Liabilities                             632,990     49,546      44,606     727,142

11 3/4% CUMULATIVE REDEEMABLE
   EXCHANGEABLE PREFERRED STOCK                     89,881          -           -      89,881

SHAREHOLDER'S EQUITY                                76,009     19,442     (19,442)c    76,009
                                                  --------   --------    --------    --------

     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY   $798,880   $ 68,988    $ 25,164    $893,032
                                                  ========   ========    ========    ========


                         EAGLE-PICHER HOLDINGS, INC.
               NOTES TO CONDENSED COMBINED PRO FORMA BALANCE SHEET
                             As of February 28, 1999
                          (In thousands of dollars)

Explanations of specific pro forma adjustments are as follows:

(a) Reflects the sources and uses of funds for the Carpenter Acquisition as follows, assuming the Carpenter Acquisition occurred as of February 28, 1999:

            Sources of Funds:
                  Revolving credit facility                        $ 63,584
                  Accrued liabilities                                   250
                                                                   --------

                  Total sources of funds                           $ 63,834
                                                                   ========


            Uses of Funds:
                  Common shareholders of Charterhouse              $ 37,910
                  Payment under a phantom stock plan
                     to the former president of Carpenter             3,146
                  Repayment of existing Carpenter long-
                     term debt - current portion                     17,206
                  Repayment of existing Carpenter long-
                     term debt - long-term portion                    4,997
                  Fees and expenses                                     575
                                                                   --------

                  Total uses of funds                              $ 63,834
                                                                   ========

         In addition, the Company assumed Carpenter debt totaling $12,471, which was not repaid at the time of closing.

(b) The purchase price and preliminary adjustments to historical book value of Carpenter as a result of the Carpenter Acquisition are as follows, assuming the Acquisition occurred as of February 28, 1998:



            Purchase price:
                  Estimated value of consideration                $ 63,834
                  Book value of net assets acquired                (19,442)
                  Carpenter debt repaid                            (22,203)
                                                                  --------

                  Purchase price in excess of net assets
                     acquired                                     $ 22,189
                                                                  ========

            Preliminary allocation of purchase price in excess
              Of net assets acquired:
                  Increase in property, plant and equipment to
                     estimated fair value                         $  6,500
                  Contingent liabilities                              (700)
                  Former Carpenter goodwill and other assets
                     assigned no fair value                         (1,460)
                  Deferred taxes                                      (929)
                  Excess of acquired net assets over cost           18,778
                                                                  --------

                  Total                                           $ 22,189
                                                                  ========

(c) Represents the elimination of the Carpenter common stock, additional paid-in capital and pre-Acquisition retained earnings.

                           EAGLE-PICHER HOLDINGS, INC.
       UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENTS OF INCOME (LOSS)
                       NINE MONTHS ENDED NOVEMBER 30, 1998

                                     REPORTED         CARPENTER
                                   NINE MONTHS       NINE MONTHS                          PRO FORMA
                                      ENDED             ENDED             PRO FORMA        COMBINED
                               NOVEMBER 30, 1998  SEPTEMBER 30, 1998     ADJUSTMENTS        COMPANY
                               -----------------  ------------------     -----------        -------
                                                         (in thousands of dollars)
NET SALES                          $ 645,984         $  87,344          $      --          $ 733,328

OPERATING COSTS AND EXPENSES
Cost of products sold                502,973            73,494                 --            576,467
Selling and administrative            58,460             1,359                 --             59,819
Management compensation               26,808                --                 --             26,808
Depreciation                          29,926             4,302                579 a           34,807
Amortization of intangibles           12,317                32                907 b           13,256
Loss on sale of assets                    30               677                 --                707
                                   ---------         ---------          ---------          ---------
                                     630,514            79,864              1,486            711,864
                                   ---------         ---------          ---------          ---------

OPERATING INCOME                      15,470             7,480             (1,486)            21,464

Interest expense                     (36,313)           (2,417)            (1,743)c          (40,473)
Other income (expense)                 1,779               802                 --              2,581
                                   ---------         ---------          ---------          ---------

INCOME (LOSS) BEFORE TAXES           (19,064)            5,865             (3,229)           (16,428)

INCOME TAXES (BENEFIT)                (4,700)            1,807               (813)e           (3,706)
                                   ---------         ---------          ---------          ---------

NET INCOME                         $ (14,364)        $   4,058          $  (2,416)         $ (12,722)
                                   =========         =========          =========          =========


                           EAGLE-PICHER HOLDINGS, INC.
       UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENTS OF INCOME (LOSS)
                      THREE MONTHS ENDED FEBRUARY 28, 1998



                                  REPORTED           CARPENTER
                                THREE MONTHS        THREE MONTHS                         PRO FORMA
                                   ENDED               ENDED           PRO FORMA         COMBINED
                             FEBRUARY 28, 1998   DECEMBER 30, 1997    ADJUSTMENTS         COMPANY
                             -----------------   -----------------    -----------         -------
                                                     (in thousands of dollars)
NET SALES                      $ 205,842         $  25,217          $      --           $ 231,059

OPERATING COSTS AND EXPENSES
Cost of products sold            162,796            21,241                 --             184,037
Selling and administrative        17,141               390                 --              17,531
Management compensation            2,056                --                 --               2,056
Depreciation                       8,983             1,430                193 a            10,606
Amortization of intangibles        3,839                10                303 b             4,152
                               ---------         ---------          ---------           ---------
                                 194,815            23,071                496             218,382
                               ---------         ---------          ---------           ---------
OPERATING INCOME                  11,027             2,146               (496)             12,677

Interest expense                  (6,940)             (899)               330 c            (7,509)
Other income (expense)               820               255               (700)d               375
                               ---------         ---------          ---------           ---------

INCOME (LOSS) BEFORE TAXES         4,907             1,502               (866)              5,543

INCOME TAXES (BENEFIT)               807               568               (197)e             1,178
                               ---------         ---------          ---------           ---------

NET INCOME                     $   4,100         $     934          $    (669)          $   4,365
                               ---------         ---------          ---------           ---------


                         EAGLE-PICHER HOLDINGS, INC.
       NOTES TO PRO FORMA CONDENSED COMBINING STATEMENTS OF INCOME (LOSS)
                 For the Nine Months Ended November 30, 1998 and
                  for the Three Months Ended February 28, 1998
                             (Dollars in thousands)

Explanations of specific pro forma adjustments are as follows:

(a) To reflect the additional depreciation due to the fair value adjustment to the Carpenter assets of $6,500.

(b) To reflect the difference in the amortization of excess of acquired net assets over cost of $1,252 on an annual basis compared to Carpenter's existing goodwill amortization of $42 on an annual basis.

(c) Pro forma interest expense increased $1,743 for the nine months ended November 30, 1998 and decreased $330 for the three months ended February 28, 1998 as follows:

                                                              Nine months       Three months
                                                                 Ended              Ended
                                                           November 30, 1998   February 28, 1998
                                                           -----------------   -----------------

         Interest associated with Carpenter's existing
             debt repaid at the time of closing                 $(1,788)          $  (682)
         Interest expense on the Company's previous
             revolving credit facility                                -               352
         Interest expense on the Company's current
             revolving credit facility                            3,531                 -
                                                                -------           --------

         Interest expense adjustment                            $ 1,743           $  (330)
                                                                =======           =======


(d) To reflect a reduction in interest income on cash balances in the three months ended February 28, 1998.

(e)      To reflect incremental tax benefits.